Exhibit 99.2

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of April 11, 2023, is entered into by and among Alliance USAcqco 2, Inc., a Delaware corporation (“Parent”), Alliance USAcqco 2 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Lakeview Investment Group & Trading Company, LLC (the “Stockholder”). All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and TESSCO Technologies Incorporated, a Delaware corporation (the “Company”), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company being the surviving entity of the merger and becoming a wholly owned Subsidiary of Parent (such transaction, the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 1,331,591 shares of Company Common Stock (and all such shares, together with any other shares of Company Capital Stock or other voting equity securities of the Company that are hereafter issued to or otherwise directly or indirectly acquired or beneficially owned by such Stockholder prior to the valid termination of this Agreement (the “After-Acquired Shares”), being referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement with respect to such Stockholder’s Subject Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
REPRESENTATIONS AND WARRANTIES

The Stockholder represents and warrants to Parent and Merger Sub that:

1.1.          Authorization. The Stockholder is duly organized, validly existing and in good standing (where such concept is recognized) under the Laws of the jurisdiction in which it is organized or constituted and the consummation of the transactions contemplated hereby are within the Stockholder’s entity powers and have been duly authorized by all necessary actions on the part of the Stockholder, and the Stockholder has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms subject to the Enforceability Limitations, and no other consent or action is necessary to authorize the execution and delivery by the Stockholder or the performance of the Stockholder’s obligations hereunder.

1.2.          Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder nor performance by such Stockholder of its obligations herein nor the compliance by such Stockholder with any provisions herein will (a) violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing or organizational documents) of the Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to (other than as required under the Exchange Act), any Governmental Authority on the part of the Stockholder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract to which the Stockholder is a party or by which the Stockholder or any of the Subject Shares may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any lien on any asset of the Stockholder (other than one created by Parent or Merger Sub) or (e) violate any Law applicable to the Stockholder or by which any of the Subject Shares are bound, except, in the case of each of clauses (c), (d) and (e), as would not reasonably be expected to prevent, or materially delay or impair, the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise materially impair the Stockholder’s ability to perform its obligations hereunder.

1.3.          Ownership. The Stockholder is as of the date of this Agreement and will be as of the Closing, the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 1,331,591 shares of Company Common Stock and has good and marketable title to all of the Subject Shares free and clear of any liens, claims, proxies, voting trusts or agreements, voting restrictions, warrants, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a holder in respect of the Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (i) this Agreement and (ii) any applicable restrictions on transfer under the Securities Act or any state securities Law (clauses (i) and (ii), collectively, “Permitted Encumbrances”). The Subject Shares constitute all of the shares of Company Common Stock and other securities of the Company beneficially owned by the Stockholder as of the date hereof. The Stockholder has not entered into any agreement to transfer any Subject Shares in effect as of the date of this Agreement.

1.4.          Voting Power. The Stockholder has sole voting power, power of disposition, power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights. None of the Subject Shares is or will be subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement, restriction or lien with respect to the voting of such Subject Shares, except as expressly provided herein (including Permitted Encumbrances).

1.5.          Reliance. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

1.6.          Litigation. As of the date hereof, there are no Legal Proceedings pending against the Stockholder, or, to the knowledge of the Stockholder, threatened against the Stockholder, any other equityholder of the Company or any of the Stockholder’s properties or assets (including any of the Subject Shares) that would reasonably be expected to prevent, or materially impair or delay, the consummation by the Stockholder of the transactions contemplated by this Agreement or otherwise prevent, or materially impair or delay, the Stockholder’s ability to perform its obligations hereunder. For purposes of this Section 1.6, “knowledge of Stockholder” means the knowledge of the directors, managers and officers of the Stockholder.

1.7.          Related Party Agreements. Except (i) as set forth on Schedule I attached hereto or (ii) as disclosed in the Company’s filings with the SEC on or after the date hereof, the Stockholder is not party to any transactions or series of related transactions, agreements, arrangements or understandings with the Company or any of its Subsidiaries.

ARTICLE II
AGREEMENT TO VOTE; OTHER COVENANTS

2.1.          Agreement to Vote and Approve. Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, for so long as this Agreement has not been validly terminated in accordance with its terms, at any annual or special meeting of the Company Stockholders, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the Company Stockholders, the Stockholder shall, in each case, to the fullest extent that the Subject Shares are entitled to vote thereon:

(a)           appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum; and

(b)           be present (in person or by proxy) and vote (or cause to be voted), or if any action is to be taken by written consent in lieu of a stockholder meeting, execute and deliver (or cause to be executed and delivered) a written consent with respect to, all of such Subject Shares (in each case to the extent that the Subject Shares are entitled to vote thereon or consent thereto):

(i)             in favor of (A) the adoption of the Merger Agreement (or any amended and restated Merger Agreement or amendment to the Merger Agreement) (the “Merger Proposal”) and (B) any proposal to adjourn or postpone any such meeting of the Company Stockholders to a later date if there are not sufficient votes to adopt the Merger Proposal; and

(ii)            against (A) any action or agreement that would reasonably be expected to result in (I) a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement, or (II) any of the conditions set forth in Article VII of the Merger Agreement not being satisfied on or before the Termination Date; and (B) any Acquisition Proposal (or any of the transactions contemplated thereby) from any Person (other than Parent and its Affiliates) or any other action, agreement or transaction involving any Company Group Member and/or their respective Affiliates that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone or prevent the consummation of the Merger or diminish in any material respect the benefit of the Merger to Parent or to Parent’s stockholders, including, without limitation, (I) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger), (II) any sale, lease, license or transfer of a material amount of assets (including, for the avoidance of doubt, Intellectual Property) of the Company or its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of its material Subsidiaries (III) any amendment to the Company’s certificate of incorporation or bylaws (or other similar governing or organizational documents). The Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

Any attempt by the Stockholder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Subject Shares in contravention of this Section 2.1 shall be null and void ab initio. The Stockholder shall retain at all times the right to vote the Subject Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those expressly set forth in this Section 2.1 that are at any time or from time to time presented for consideration to the Company Stockholders generally. For the avoidance of doubt, the foregoing commitments in this Section 2.1 apply to any Subject Shares held by any trust, limited partnership or other entity directly or indirectly holding Subject Shares over which the Stockholder exercises direct or indirect voting control, and the Stockholder agrees to take all actions necessary to cause the holder of record and any nominees to vote (or exercise a consent with respect to) all Subject Shares in accordance with this Section 2.1.

2.2.          No Transfer; No Inconsistent Arrangements.

(a)           For so long as this Agreement has not been validly terminated in accordance with its terms, the Stockholder shall not, directly or indirectly, take any action that would have the effect of preventing, or materially impairing or delaying, the Stockholder from performing any of its obligations under this Agreement or that would, or would reasonably be expected to, have the effect of preventing, or materially impairing or delaying, the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the performance by the Company of its obligations under the Merger Agreement.

(b)           Except as expressly provided hereunder, such Stockholder shall not, directly or indirectly, (i) create or permit to exist any Encumbrances, other than Permitted Encumbrances, on any of the Subject Shares, (ii) transfer, sell, offer for sale, short sell, assign, gift, hedge, distribute, pledge, hypothecate or otherwise dispose of (including, for the avoidance of doubt, by depositing, submitting or otherwise tendering any of the Subject Shares into any tender or exchange offer), change, limit, arbitrage or reallocate the economic benefits and risks of ownership of, or enter into or acquire any derivative arrangement with respect to (collectively, “Transfer”) any of the Subject Shares, or any right or interest therein (or consent to any of the foregoing), (iii) enter into any Contract with respect to any Transfer of the Subject Shares or any legal or beneficial interest therein, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of the Subject Shares, (v) deposit or permit the deposit of any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Shares or (vi) commit or agree to take any of the foregoing actions. Any action taken in violation of the immediately preceding sentence shall be null and void ab initio. If any involuntary Transfer of any of the Subject Shares shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold the Subject Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement in accordance with its terms. For the avoidance of doubt, the fact that any Subject Shares are held in a margin account pursuant to the terms thereof shall not be deemed a breach or violation of any representation, warranty or covenant contained herein; provided, that the Stockholder has retained full power to vote and direct the voting of such Subject Shares.

(c)           The Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by this Agreement or the Merger Agreement.

(d)           In the event of any stock split, stock dividend or distribution, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

2.3.          No Exercise of Appraisal Rights. The Stockholder hereby forever, irrevocably and unconditionally waives and agrees not to assert, exercise or perfect any appraisal rights (including under Section 262 of the DGCL), any dissenters’ rights or any similar rights in respect of the Subject Shares that may arise in connection with the Merger and the transactions contemplated by the Merger Agreement.

2.4.          Documentation. The Stockholder shall not, and shall cause its controlled Affiliates not to, and shall cause its and their respective Representatives not to, make any public announcement or other communication to a third party regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent except as may be required by applicable Law, including the filing of an amendment to its Schedule 13D with the SEC, which may include this Agreement as an exhibit thereto (provided, that reasonable notice of any such disclosure required by applicable Law will be provided to Parent, and the Stockholder will consider in good faith the reasonable comments of Parent with respect to such disclosure and, other than with respect to its Schedule 13D, otherwise cooperate with Parent, at Parent’s expense, in obtaining confidential treatment with respect to such disclosure). The Stockholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that Parent or Merger Sub reasonably determines to be necessary or advisable in connection with the Merger or any other transactions contemplated by the Merger Agreement or this Agreement, the Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of the Stockholder’s commitments and obligations under this Agreement, and the Stockholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange. The Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and the Stockholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Stockholder shall, and shall use its commercially reasonable efforts to cause its Affiliates to, consistent with the undertakings and limitations (including with respect to competitively sensitive information and attorney-client privilege) set forth in Section 6.2 of the Merger Agreement, supply and provide all necessary information to any Governmental Authority requesting such information in connection with filings or notifications under applicable laws that are required as a result of, or pursuant to, the Merger Agreement, including, without limitation, information required or requested to be provided in connection with any Antitrust Laws in connection with any approvals required (or which the Company and Parent otherwise determine to seek) in connection with the consummation of the Merger.

2.5.          Waiver of Certain Actions. The Stockholder shall not commence, participate in, facilitate, assist or knowingly encourage, and shall take all actions necessary to opt out of any class in, any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company, any of their respective Affiliates or successors or any of their respective directors, managers or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the closing of the Merger) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby and hereby waives any claims or rights whatsoever with respect to any of the foregoing.

2.6.          No Solicitation. The Stockholder agrees that it is a “Representative” of the Company for purposes of Section 5.3 of the Merger Agreement, and that the Stockholder shall not, directly or indirectly, through any Representative of the Stockholder authorized by it to act on its behalf, take any action prohibited to be taken by a Representative of the Company by Section 5.3 of the Merger Agreement. Subject to Section 5.3 of the Merger Agreement, if, prior to the Effective Time, the Stockholder receives any Acquisition Proposal, then the Stockholder will promptly (and in any event within 48 hours of receipt) notify Parent and the Company orally and in writing of the identity of the person making and the material terms of such Acquisition Proposal (including a copy of any written Acquisition Proposal and any other documents relating thereto provided to the Stockholder).

2.7.          Notice of Certain Events. Such Stockholder shall notify Parent in writing of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any material breach of any of the representations, warranties and covenants of such Stockholder set forth in this Agreement. Promptly upon the acquisition of any After-Acquired Shares, such Stockholder shall notify Parent of the number of After-Acquired Shares so acquired; it being understood that any such shares shall be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof.

ARTICLE III
MISCELLANEOUS

3.1.          Termination. This Agreement shall terminate automatically, without any notice or other action by any person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms without the consummation of the Merger, (b) the Effective Time, (c) the mutual written consent of Parent and the Stockholder, and (d) the date of any modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount, or changes the form, of the consideration payable to the Company Stockholders pursuant to the Merger Agreement as in effect on the date hereof. Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 3.1 shall relieve any party hereto from liability for fraud or any willful breach of this Agreement prior to termination hereof and (y) the provisions of Sections 2.3 and 2.4 (in each case, solely in the event of a termination pursuant to the preceding clause (b)), and this Article III shall survive any termination of this Agreement.

3.2.          Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

3.3.          Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission (with a written or electronic confirmation of delivery), in each case to the intended recipient as set forth on the signature pages to this Agreement. Any notice received by email at the addressee’s email address, will be deemed to have been received on the date submitted. From time to time, any party hereto may provide notice to the other parties hereto of a change in its address or email address through a notice given in accordance with this Section 3.3, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 3.3 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 3.3.

3.4.          Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

3.5.          Entire Agreement; Assignment. This Agreement and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement shall not be assigned by any party (including by operation of law, by merger or otherwise) without the prior written consent of (a) Parent and Merger Sub, in the case of an assignment by a Stockholder and (b) the Stockholders, in the case of an assignment by Parent or Merger Sub; provided that Parent or Merger Sub may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub, as the case may be, of its obligations hereunder.

3.6.          Enforcement of the Agreement.

(a)           The parties agree that irreparable damage would occur in the event that any Stockholder did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that Parent and Merger Sub shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at Law or in equity. Any and all remedies herein expressly conferred upon Parent and Merger Sub will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon Parent or Merger Sub, and the exercise by Parent or Merger Sub of any one remedy will not preclude the exercise of any other remedy.

(b)           The parties’ hereto rights in this Section 3.6 are an integral part of the transactions contemplated by the Merger Agreement, the Ancillary Agreements and the transactions contemplated thereby (including the Merger) and each party hereto hereby waives any objections to any remedy referred to in this Section 3.6 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). In the event any party seeks any remedy referred to in this Section 3.6, such party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

3.7.          Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

3.8.          Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to perform its obligations under this Agreement.

3.9.          No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed by all parties hereto.

3.10.        Other Provisions. Each of Sections 9.7, 9.9, 9.10, 9.11 and 9.13 of the Merger Agreement are incorporated by reference herein and shall apply to this Agreement mutatis mutandis.

EXECUTION VERSION

The parties are executing this Agreement on the date set forth in the introductory clause.

ALLIANCE USACQCO 2, INC.

By:	/s/ Ron Moss
Name:	Ron Moss
Title:	Chief Executive Officer
Address: c/o 40 West 57th Street, 16th Floor
New York, New York 10019
Email: rmoss@alliancecorporation.ca

ALLIANCE USACQCO 2 MERGER SUB, INC.

By:	/s/ Ron Moss
Name:	Ron Moss
Title:	Chief Executive Officer
Address: c/o 40 West 57th Street, 16th Floor
New York, New York 10019
Email:	rmoss@alliancecorporation.ca

With copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Dogulas Warner and Jenna McBain
Email: doug.warner@weil.com and jenna.mcbain@weil.com

LAKEVIEW INVESTMENT GROUP & TRADING COMPANY, LLC

By:	ABL Manager, LLC, its manager

By:	/s/ Ari Levy
Name:	Ari B. Levy
Title:	Manager
Address: 444 W. Lakestreet #1900, Chicago, IL 60606
Email: ari@lakeviewig.com

With copy (which shall not constitute notice) to:

Name:
Address:
Attention:
Email:

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